Exhibit 10.46

NEUROBO PHARMACEUTICALS, INC.

NOTICE OF GRANT OF RESTRICTED STOCK PURCHASE RIGHT

The Participant has been granted a right to purchase (the “Purchase Right”) certain shares of Stock (the “Shares”) of NeuroBo Pharmaceuticals, Inc., a Delaware corporation (the “Company”), pursuant to the NeuroBo Pharmaceuticals, Inc. 2018 Stock Plan (the “Plan”), as follows:

Participant:

Date of Grant:

Total Number of Shares:	, subject to adjustment as provided by the Restricted Stock Purchase Agreement.

Purchase Price:	$

Expiration Date:	(Not later than 30 days after Date of Grant unless the Board determines otherwise)

Initial Vesting Date:	The date one (1) year after [vesting commencement date]

Vested Shares:

Except as provided in the Restricted Stock Purchase Agreement, (i) prior to the Initial Vesting Date, the number of Vested Shares is zero (0), and (ii) on or as of any date after the Initial Vesting Date, the number of Vested Shares is determined by adding:

1.              [25%] of the Total Number of Shares (provided the Participant’s Service has not terminated prior to the Initial Vesting Date),  PLUS

2.              [For each additional full year of the Participant’s continuous Service from the Initial Vesting Date, 25% of the remaining shares] OR

2.  [For each additional full month of the Participant’s continuous Service from the Initial Vesting Date, 1/36 of the remaining shares]; [VESTING TERMS CAN BE MODIFIED AS DESIRED ON A GRANT-BY-GRANT BASIS]

[OPTIONAL LANGUAGE BELOW.  THIS LANGUAGE IS NOT REQUIRED, BUT IS COMMONLY SEEN FOR EXECUTIVE LEVEL EMPLOYEES.  LANGUAGE BELOW PROVIDES FOR “DOUBLE TRIGGER” CHANGE IN CONTROL VESTING — I.E., NEED A CHANGE IN CONTROL AND INVOLUNTARY TERMINATION WITHOUT CAUSE OR VOLUNTARY TERMINATION FOR “GOOD REASON” WITHIN SPECIFIED PERIOD OF TIME FOLLOWING CHANGE IN CONTROL.  CAN ALSO PROVIDE FOR 50%, OR SOME OTHER PERCENT (RATHER THAN 100%, AS SHOWN BELOW), ACCELERATION OF VESTING.  LESS COMMON IS “SINGLE TRIGGER” CHANGE IN CONTROL VESTING — I.E., VESTING ACCELERATES AUTOMATICALLY UPON A CHANGE IN CONTROL, REGARDLESS OF WHETHER SERVICE TERMINATES.  THIS IS ALL SUBJECT TO NEGOTIATION BETWEEN THE PARTICIPANT AND THE BOARD.

[Notwithstanding the foregoing, if the Company is subject to a Change in Control (as defined in the Plan) before the Participant’s employment with the Company terminates, and in connection with or within [12] months following the Change in Control should the Company terminate the Participant’s employment for reasons other than “Cause” or should the

Participant resign for “Good Reason,” [one hundred percent (100%)] of the shares which are not then Vested Shares will accelerate in vesting effective immediately prior to such event.

For purposes of the foregoing, “Good Reason” means the occurrence of any of the following conditions without the Participant’s prior written consent and upon written notice by the Participant to the Company, which must be made within thirty (30) days after the occurrence of such conditions:  (i) a material, adverse change in the responsibilities or duties assigned to the Participant, as measured against the Participant’s responsibilities or duties immediately prior to such change, that causes the Participant’s position to be of materially reduced stature or responsibility; (ii) a decrease in the Participant’s base salary or a material decrease in the Participant’s employee benefits which adversely affects the Participant in a manner different than other employees or officers of the Company; (iii) the relocation of the Participant’s workplace to a facility or a location more than 50 miles from the Participant’s present location; or (iv) a material breach of any employment agreement or offer letter between the Participant and the Company which breach, to the extent curable, is not cured within thirty (30) days of receiving written notice of such breach.  For purposes of clarification, a resignation by an Participant will be deemed to be for “Good Reason” hereunder only if such Participant (i) notifies the Company in writing of such resignation within thirty (30) days of the occurrence of such “Good Reason,” and such resignation is effective as of date within thirty (30) days of the occurrence of such “Good Reason,” and (ii) cites the “Good Reason” as the reason for such resignation.

For purposes of clarification, if the Participant is a Director, but not an Employee, Officer or Consultant, of the Company immediately prior to a Change in Control and does not continue as a Director of the Company (or a successor, as applicable) following the Change in Control, the Participant’s Service shall be deemed to have been terminated by the Company without Cause and [one hundred percent (100%)] of the Option Shares which are not then Vested Shares will accelerate in vesting effective immediately prior to such event.]

By their signatures below, the Company and the Participant agree that the Purchase Right and any shares acquired upon the exercise thereof are governed by this Grant Notice and by the provisions of the Plan and the Stock Purchase Agreement, both of which are attached to and made a part of this document.  The Participant acknowledges receipt of copies of the Plan and the Stock Purchase Agreement, represents that the Participant has read and is familiar with their provisions, and hereby accepts the Purchase Right subject to all of their terms and conditions.

NEUROBO PHARMACEUTICALS, INC.		PARTICIPANT

By:
Signature
Its:
Date
Address:	177 Huntington Avenue, Suite 1700
	Boston, MA 02115	Address

ATTACHMENTS:                                           2018 Stock Plan, as amended to the Date of Grant; Restricted Stock Purchase Agreement, Exercise Notice, Assignment Separate from Certificate and form of Section 83(b) Election